PROMISSORY NOTE
$66,531.22     April 15, 1997
I, Mark V. Heitz, residing in Topeka, Kansas ("Maker"), hereby promise to pay to AmVestors Financial Corporation ("AmVestors"), a Kansas corporation, the principal sum of sixty six thousand five hundred thirty-one dollars and twenty-two cents ($66,531.22), together with interest thereon at the Prime Rate as reported in the Wall Street Journal on April 15, 1997. All outstanding principal and interest shall be due and payable in full on or before December 31, 1997.
     Maker
     /s/ Mark V. Heitz
     Mark V. Heitz
/note
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